2nd AMENDMENT TO PARTICIPATION AGREEMENT

Pruco Life Insurance Company, Variable Insurance Products Funds (I, II, III, IV, V), and Fidelity Distributors Corporation hereby amends the Participation Agreement ("Agreement") dated May 30, 2013, by doing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the    25    day of    March    , 2015.

PRUCO LIFE INSURANCE COMPANY

By:
Name: Nils Gyllenhammer
Title: VP Product Strategy

VARIABLE INSURANCE PRODUCTS FUNDS (I, II, III, IV, V)

By:
Name: Joseph Zambello
Title: Deputy Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:
Name: Robert Bachman
Title: Executive Vice President

Schedule A:
Pruco Life Insurance Company

Separate Accounts and Associated Contracts

Name of Separate Account and
Date Established By Board of Directors

Policy Form Numbers of Contracts Funded By Separate Account

Pruco Life Variable Universal Account contracts
Established: 4/17/1989 account varies

The policy form numbers of funded by the separate

Pruco Life Variable Contract Account M contracts

account varies

The policy form numbers of funded by the separate